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                                                                    EXHIBIT 12.1

Group 1 Automotive
Ratio of Earnings to Fixed Charges

                                                            Year Ended December 31,             Six Months Ended June 30,
                                                ----------------------------------------------  -------------------------
                                                 1998     1999       2000      2001      2002        2002        2003
                                                ----------------------------------------------  -------------------------
                                                                         (DOLLARS IN THOUSANDS)
Fixed Charges:
  Interest on Debt and Capitalized Interest     $16,864  $31,414   $ 53,853  $ 43,178  $ 31,013     $14,875     $17,016
  Interest Element of Rentals                     5,083    9,169     13,033    14,100     8,020       3,732       3,833

                                                -----------------------------------------------     -------------------
    Total                                       $21,947  $40,583   $ 66,886  $ 57,278  $ 39,033     $18,607     $20,849
                                                ===============================================     ===================
Earnings:
  Pretax Income                                 $35,221  $55,689   $ 65,826  $ 89,422  $107,282     $54,968     $55,232
  Add: Fixed Charges                             21,947   40,583     66,886    57,278    39,033      18,607      20,849
  Less: Capitalized Interest                          -      592        352       897     1,295         728         438

                                                -----------------------------------------------     -------------------
    Total                                       $57,168  $95,680   $132,360  $145,803  $145,020     $72,847     $75,643
                                                ===============================================     ===================

Ratio of Earnings to Fixed Charges                  2.6      2.4        2.0       2.5       3.7         3.9         3.6
                                                ===============================================     ===================
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